UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2017 (March 3, 2017)

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 LAMAR STREET, SUITE 650

HOUSTON, TEXAS 77010

(Address of principal executive offices)

(713) 739-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2017 (the “Closing Date”), Gastar Exploration Inc. (the “Company”) closed the previously announced capital and refinancing transactions (the “Transactions”) with certain funds (the “Purchasers”) affiliated with Ares Management, L.P. (“Ares”).

Securities Purchase Agreement

On February 16, 2017, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Purchasers, pursuant to which the Company issued and sold for cash to the Purchasers (i) $125,000,000 aggregate principal amount of its Convertible Notes due 2022 (the “Notes”), which Notes, subject to the receipt of approval of the Company’s stockholders, will be convertible into common stock, par value $0.001 per share, of the Company (the “Common Stock”) or, in certain circumstances, cash in lieu of Common Stock or a combination of cash and shares of Common Stock as described below and (ii) 29,408,305 shares of Common Stock for a purchase price of $50 million. In addition, an affiliate of Ares concurrently loaned the Company $250 million pursuant to a senior secured first-lien term loan as further described below (the “Term Loan”). The proceeds from the sale of the Notes, the Common Stock and the Term Loan were used to fully repay the $69.2 million outstanding on the Company’s revolving credit facility and to satisfy and discharge its $325 million of 8.625% senior secured notes due May 2018, which will be redeemed at a price of 102.156% of their principal amount on March 24, 2017, and to pay the expenses from the Transactions. The issuance of Common Stock and the Notes were consummated as a private placement to “accredited investors” (as that term is defined under Rule 501 of Regulation D), exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act and Regulation D Rule 506, as a transaction by an issuer not involving a public offering.

The issuance of the shares of Common Stock to the Purchasers was priced based on a 30-trading day volume weighted average trading price (the “VWAP”) of $1.7002 per share, determined as of February 15, 2017, the date immediately prior to the signing date of the Purchase Agreement. This resulted in the issuance of 29,408,305 shares of Common Stock to the Purchasers, or approximately 18.8% of the shares of the Company’s 156,715,833 shares of Common Stock issued and outstanding as of January 31, 2017. For so long as the Purchasers, collectively, beneficially own 10% or more of the Common Stock (including for this purpose all shares of Common Stock issuable upon conversion of the Notes), the Purchasers will have certain preemptive rights to purchase their pro rata share of any additional equity securities offered by the Company in the future on similar terms as are offered to other purchasers.

On March 2, 2017, the Company entered into Amendment No. 1 to the Purchase Agreement (the “Amendment”) with the Purchasers. The Amendment amended the director nomination rights of the Purchasers described below and the requisite ownership thresholds to exclude holders of any warrants or other convertible securities to satisfy the applicable NYSE MKT rules and regulations.

Pursuant to the Purchase Agreement, as amended by the Amendment, and so long as the Purchasers beneficially own (excluding ownership of Voting Stock (as defined in the Purchase Agreement) that person only has the right to acquire) at least 15% of the total outstanding voting power of the Company’s Voting Stock, the Purchasers will be entitled to nominate two directors to an expanded eight-member board of directors of the Company. If the Purchasers beneficially own (excluding ownership of Voting Stock that person only has the right to acquire) 5% or more, but less than 15%, of the total outstanding voting power of the Company’s Voting Stock, the Purchasers will be entitled to nominate one director to the board of directors of the Company.

Copies of the Purchase Agreement and the Amendment are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The description of the Purchase Agreement and the Amendment herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement and the Amendment.

Term Loan

On the Closing Date, the Company entered into the Third Amended and Restated Credit Agreement among the Company, as borrower, the guarantor party thereto, AF V Energy I Holdings, L.P., an affiliate of Ares, as initial lender, and Wilmington Trust, National Association, as administrative agent. The loans made pursuant to the Term Loan bear interest at a per annum rate equal to 8.5%, payable on a quarterly basis. The Term Loan has a scheduled maturity of March 3, 2022. In addition, the Term Loan is subject to an interest “make-whole” and repayment premium, such that any repayment or prepayment of the loans thereunder prior to the stated maturity date shall be subject to the payment of a repayment premium, and depending on the date of such repayment or prepayment, the applicable interest “make-whole” amount, with the amount of such repayment premium decreasing over the life of the Term Loan.

The Term Loan is guaranteed by the Company’s domestic subsidiary (excluding certain insignificant subsidiaries) and will be guaranteed by all of the Company’s future domestic subsidiaries formed during the term of the Term Loan. The Term Loan is secured by a first-priority lien on substantially all of the assets of the Company and its subsidiary, excluding certain assets as customary exceptions.

The Term Loan contains various customary covenants for credit facilities of this type, including, among others, restrictions on granting liens, incurrence of other indebtedness, payments of certain dividends and other restricted payments, engaging in transactions with affiliates, dispositions of assets and other covenants, in each case subject to certain baskets and exceptions.

All outstanding amounts owed under the Term Loan become due and payable upon the occurrence of certain usual and customary events of default, including among others: (i) failure to make payments; (ii) non-performance of covenants and obligations continuing beyond any applicable grace period; and (iii) the occurrence of a change in control of the Company, as defined in the Term Loan.

The Company does not expect that the covenants or other provisions of the Term Loan or the Notes will restrict the payment of dividends on the Company’s outstanding preferred stock through July 2018, and, thereafter, such payments will be subject to satisfaction of certain financial conditions. Any future dividends on such preferred stock, however, remain subject to declaration by the Company, and there is no assurance that the Company will declare and pay any future dividends, even if it is permitted to do so under the terms of the Term Loan or the Notes.

A copy of the Term Loan is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The description of the Term Loan herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Term Loan.

Indenture and Notes

On the Closing Date, the Company entered into an indenture (the “Indenture”) by and among the Company, the subsidiary guarantor named therein, and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral trustee, with respect to the Notes. The principal terms of the Notes are governed by the Indenture. Pursuant to the Indenture, the Notes were issued for cash at par, bear interest initially at 6.0% per annum and will mature on March 1, 2022, unless earlier repurchased, redeemed or converted in accordance with the terms of the Indenture. Interest is payable on the Notes on each March 1, June 1, September 1 and December 1 of each year, commencing on June 1, 2017.

Subject to receipt of stockholder approval on or before July 3, 2017 of the issuance of Common Stock upon conversion of the Notes (the “Requisite Stockholder Approval”), the Notes will be convertible at the option of the holder into shares of Common Stock based on an initial conversion rate of 452.4355 shares of Common Stock per $1,000 principal amount of the Notes (which is equivalent to an initial conversion price of approximately $2.21 per share, or 30% above the VWAP per share of Common Stock for the 30 trading days prior to execution of the Purchase Agreement), subject to certain adjustments and the issuance of additional “make-whole” shares under circumstances specified in the Indenture. Subject to certain limitations, the Company will have the right to settle its conversion obligations on the Notes in cash, shares of Common Stock or a combination of cash and shares of Common Stock. If the Company obtains the Requisite Stockholder Approval, then the Company will have the right to redeem the Notes (i) on or after March 3, 2019, if the last reported sale price per share of Common Stock exceeds 150% of the conversion price for periods specified in the Indenture; and (ii) on or after March 1, 2021 without regard to such condition, in each case at cash redemption price equal to the principal amount of the Notes to be redeemed plus accrued interest, if any. The interest rate, conversion rate and other financial terms of the Notes were determined by negotiations between the Company and the Purchasers. The interest rate on the Notes will be subject to an increase in certain circumstances if the Company fails to obtain Requisite Stockholder Approval or to comply with certain obligations under the Registration Rights Agreement (as defined below), or in the case of certain issuances of Common Stock at below $1.7002 per share (subject to adjustment).

The Notes will be secured by a second-priority lien, on substantially all of the assets of the Company. The Indenture restricts the ability of the Company and certain of its subsidiaries to, among other things: (i) pay dividends or make other distributions in respect of the Company’s capital stock or make other restricted payments; (ii) incur additional indebtedness and issue preferred stock; (iii) make certain dispositions and transfers of assets; (iv) engage in transactions with affiliates; (v) create liens; (vi) engage in certain business activities that are not related to oil and gas; and (vii) impair any security interest. These covenants are subject to a number of exceptions and qualifications.

The Indenture provides that a number of events will constitute an Event of Default (as defined in the Indenture), including, among other things: (i) a failure to pay the Notes when due at maturity, upon redemption or repurchase; (ii) failure to pay interest for 30 days; (iii) the Company’s failure to deliver certain notices; (iv) a default in the Company’s obligation to convert the Notes; (v) the Company’s failure to comply with certain covenants relating to merger, consolidation or sale of assets; (vi) the Company’s failure to comply, for 60 days following notice, with any of the other covenants or agreements in the Indenture; (vii) a default, which is not cured within 30 days, by the Company or any Restricted Subsidiaries (as defined in the Indenture) with respect to any mortgages or any indebtedness for money borrowed of at least $15 million; (viii) one or more final judgments against the Company or any of its Restricted Subsidiaries for the payment of at least $15 million; (ix) the Company’s failure to make any payments required under that certain development agreement; (x) causing any Guarantee (as defined in the Indenture) to cease to be in full force and effect; (xi) the cessation to be in full force and effect of any of the collateral agreements related to the Transactions; and (xii) certain events of bankruptcy or insolvency. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. If Requisite Shareholder Approval is not obtained, then upon any acceleration of the Notes following an Event of Default, holders will be entitled to receive a “make-whole” premium in addition to principal and accrued interest.

If stockholders do not approve the conversion rights of the Notes into Common Stock within four months of the Closing Date, the Notes will not be convertible and the interest rate on the Notes will increase in increments to 15% per annum, and will not be redeemable by the Company prior to maturity except upon payment of a “make-whole” redemption premium.

If at least a majority of the Notes issued pursuant to the Purchase Agreement cease to be held by affiliates of Ares after receipt of Requisite Shareholder Approval as provided in the Indenture, the liens securing the Notes will be released and substantially all of the restrictive covenants in the Indenture will terminate.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Indenture herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture.

Registration Rights Agreement

On the Closing Date, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company has agreed that the future resale of the Common Stock sold in the Transactions and the shares of Common Stock issued upon conversion of the Notes will be registered under the Securities Act . The Registration Rights Agreement includes a plan of distribution permitting the Purchasers to sell the covered Common Stock by various means, including in open market sales from time to time, pursuant to underwritten offerings or in negotiated sales. The failure to (i) file a registration statement prior to July 3, 2017, (ii) have the registration statement declared effective within four months of the filing date for the Company’s 2016 Annual Report on From 10-K or (iii) thereafter, with certain exceptions, maintain the effectiveness of the registration statement, will result in additional interest accruing on the Notes for so long as they are outstanding. The Company will be required to cooperate in a maximum of four underwritten offerings under the Registration Rights Agreement at the expense of the Company (other than underwriting discounts).

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.3 and is incorporated herein by reference. The description of the Registration Rights Agreement herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement.

Intercreditor Agreement

On the Closing Date, Wilmington Trust, National Association, as administrative agent for the priority lien secured parties, and Wilmington Trust, National Association, as the second lien agent for the second lien secured parties, entered into an intercreditor agreement, which was acknowledged and agreed to by the Company and its subsidiary guarantor (the “Intercreditor Agreement”) to govern the relationship of the lenders under the Term Loan and the holders of any other priority lien obligations on the one hand, and the noteholders and holders of any other second lien obligations that the Company may issue in the future, with respect to the sharing of collateral, the priority of the liens thereon and certain other matters.

A copy of the Intercreditor Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference. The description of the Intercreditor Agreement herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Intercreditor Agreement.

Swap Intercreditor Agreement

On the Closing Date, Morgan Stanley Capital Group, Inc., NextEra Energy Marketing, LLC, Cargill, Incorporated, Koch Supply & Trading, LP, (collectively, the “Swap Counterparties”), the Company, the guarantor party thereto, Wilmington Trust, National Association, as administrative agent for the lenders from time to time party to the Term Loan, and Wilmington Trust, National Association, as collateral agent on behalf of the secured parties (the “Collateral Agent”) entered into an intercreditor agreement (the “Swap Intercreditor Agreement”) pursuant to which the Collateral Agent will receive, hold, administer, maintain, enforce and distribute the proceeds of all of the loan obligations, swap obligations and its liens upon the collateral for the benefit of the current and future lenders under the Term Loan and the Swap Counterparties.

A copy of the Swap Intercreditor Agreement is attached hereto as Exhibit 10.5 and is incorporated herein by reference. The description of the Swap Intercreditor Agreement herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Swap Intercreditor Agreement. Additionally, security agreements with respect to the Term Loan, the Notes and any future parity lien obligations provided for by the Intercreditor Agreement and the Swap Intercreditor Agreement are filed as Exhibit 10.6 and Exhibit 10.7 and are incorporated herein by reference.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” under the headings “Securities Purchase Agreement” and “Indenture and Notes” of this Current Report on Form 8-K with respect to the unregistered sales of Common Stock and the Notes to the Purchasers is incorporated into this Item 3.02 by reference. A maximum of 73,520,750 (subject to adjustment shares of Common Stock may be issued upon conversion of the Notes in reliance upon Section 3(a)(9) of the Securities Act.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure.

On March 3, 2017, the Company issued a press release announcing the closing of the Transactions. A copy of the Company’s press release, dated March 3, 2017, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached press release included as Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following is a list of exhibits filed and furnished as part of this Form 8-K:

Exhibit No.	Description of Document

4.1	Indenture, dated as of March 3, 2017, between Gastar Exploration Inc. and Wilmington Trust, National Association, as Trustee and Collateral Agent.

4.2	Form of Convertible Note due 2022 (contained in Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of March 3, 2017, by and among Gastar Exploration Inc. and each of the purchasers listed on Schedule I thereto.

10.1	Securities Purchase Agreement, dated as of February 16, 2017, by and among Gastar Exploration Inc. and each of the purchasers listed on Schedule I thereto.

10.2	Amendment No. 1 to Securities Purchase Agreement, dated as of March 3, 2017, by and among Gastar Exploration Inc. and each of the purchasers listed on Schedule I thereto.

10.3	Third Amended and Restated Credit Agreement, dated as of March 3, 2017, among Gastar Exploration Inc., as borrower, certain subsidiaries of borrower, as guarantors, the lenders party thereto and Wilmington Trust, National Association, as administrative agent.

10.4	Intercreditor Agreement, dated March 3, 2017, between Wilmington Trust, National Association, as administrative agent for the priority lien secured parties and Wilmington Trust, National Association, as collateral trustee for the second lien secured parties.

10.5	Intercreditor Agreement, dated March 3, 2017, by and among Morgan Stanley Capital Group, Inc., NextEra Energy Marketing, LLC, Cargill, Incorporated, Koch Supply & Trading, LP, Gastar Exploration Inc., the guarantor party thereto, Wilmington Trust, National Association, as administrative agent for the lenders from time to time party to the credit agreement, and Wilmington Trust, National Association, as collateral agent on behalf of the secured parties.

10.6	Third Amended and Restated Pledge and Security Agreement, dated March 3, 2017, by and among Gastar Exploration Inc., the subsidiary guarantor named therein and Wilmington Trust, National Association, as collateral trustee.

10.7	Pledge and Security Agreement, dated March 3, 2017, by and among Gastar Exploration Inc., the subsidiary guarantor named therein and Wilmington Trust, National Association, as collateral trustee.

99.1	Press Release of Gastar Exploration Inc., dated March 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2017	GASTAR EXPLORATION INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1	Indenture, dated as of March 3, 2017, between Gastar Exploration Inc. and Wilmington Trust, National Association, as Trustee and Collateral Agent.

4.2	Form of Convertible Note due 2022 (contained in Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of March 3, 2017, by and among Gastar Exploration Inc. and each of the purchasers listed on Schedule I thereto.

10.1	Securities Purchase Agreement, dated as of February 16, 2017, by and among Gastar Exploration Inc. and each of the purchasers listed on Schedule I thereto.

10.2	Amendment No. 1 to Securities Purchase Agreement, dated as of March 3, 2017, by and among Gastar Exploration Inc. and each of the purchasers listed on Schedule I thereto.

10.3	Third Amended and Restated Credit Agreement, dated as of March 3, 2017, among Gastar Exploration Inc., as borrower, certain subsidiaries of borrower, as guarantors, the lenders party thereto and Wilmington Trust, National Association, as administrative agent.

10.4	Intercreditor Agreement, dated March 3, 2017, between Wilmington Trust, National Association, as administrative agent for the priority lien secured parties and Wilmington Trust, National Association, as collateral trustee for the second lien secured parties.

10.5	Intercreditor Agreement, dated March 3, 2017, by and among Morgan Stanley Capital Group, Inc., NextEra Energy Marketing, LLC, Cargill, Incorporated, Koch Supply & Trading, LP, Gastar Exploration Inc., the guarantor party thereto, Wilmington Trust, National Association, as administrative agent for the lenders from time to time party to the credit agreement, and Wilmington Trust, National Association, as collateral agent on behalf of the secured parties.

10.6	Third Amended and Restated Pledge and Security Agreement, dated March 3, 2017, by and among Gastar Exploration Inc., the subsidiary guarantor named therein and Wilmington Trust, National Association, as collateral trustee.

10.7	Pledge and Security Agreement, dated March 3, 2017, by and among Gastar Exploration Inc., the subsidiary guarantor named therein and Wilmington Trust, National Association, as collateral trustee.

99.1	Press Release of Gastar Exploration Inc., dated March 3, 2017.